Exhibit 99.2
*Please Detach and Mail in the Envelope Provided*
MILLENNIUM ETHANOL, LLC
SPECIAL MEETING OF MEMBERS TO BE HELD                , 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF MANAGERS
The undersigned member of Millennium Ethanol, LLC, a South Dakota limited liability company (the “Company”), hereby acknowledges receipt of the Notice of Special Meeting of Members of the Company (the “Special Meeting”) and Proxy Statement, each dated                , 2007, and hereby appoints                 and                , or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the special meeting to be held on                , 2007 at                , local time, at                , and at any adjournment or postponement thereof, and to vote all units of the Company which the undersigned would be entitled to vote at said special meeting if then and there personally present, on the matters set forth on the reverse side.
(Continued and to be signed on the reverse side)
Vote by Internet or Mail
24 Hours a Day, 7 Days a Week
Internet voting is available through            Central Daylight Time
the day prior to the special meeting day.
Your Internet vote authorizes the named proxies to vote your units in the same manner as if you marked, signed and returned your proxy card.

Internet: http://		Mail

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.
	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
If you vote your proxy by Internet
you do NOT need to mail back your proxy card.
*Please detach along perforated line and mail in the envelope provided.*

PLEASE SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
The Board of Managers unanimously recommends your vote FOR the matters set forth below.

1.	To approve and adopt the Agreement and Plan of Merger (“Merger Agreement”), dated as of May 31, 2007, among the Company, US BioEnergy Corporation and US Bio Acquisition Sub, LLC, and to approve the transactions contemplated by the Merger Agreement, including the merger:	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To grant the persons named as proxies discretionary authority to vote to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approving and adopting the Merger Agreement and approving the transactions contemplated by the Merger Agreement, including the merger:	FOR ☐	AGAINST ☐	ABSTAIN ☐
In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting, or any postponement(s) or adjournment(s) thereof. No proxy marked against Proposal No. 1 will be voted in favor of adjournment or postponement of the special meeting for the purpose of allowing time to enlist proxies in favor of adoption of the Merger Agreement.
THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR PROPOSAL NO. 1 TO APPROVE AND ADOPT THE MERGER AGREEMENT AND APPROVE THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER; AND (2) FOR GRANTING THE AUTHORITY SET FORTH IN PROPOSAL NO. 2.
If you mark “abstain” for either proposal, it will have the effect of a vote against that proposal.

Signature of Member	Date:

Signature of Member	Date:

Note: Please sign exactly as your name or names appear on this proxy. When units are held jointly, each member should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signor is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.